DB253467

B0272-1058 06/24/2023 4:50PM Rec'd by SD SOS

ARTICLES OF INCORPORATION

Secretary of State
500 E. Capitol Ave
Pierre, SD 57501-5070
(605) 773-4845

DOMESTIC BUSINESS CORPORATION
SDCL 47-1A-120, 129 & 202

Please Type or Print Clearly in Ink
Please submit one Original
Make payable to the SECRETARY OF STATE

Filing Fee: $150

Total Fee: $150

Article I

The name of the Company: **Enviro.Farm Systems Inc**

Article II

The number of shares the corporation is authorized to issue: **15,000,000 common shares**
0 preferred shares

The duration of the company if other than perpetual is: **Perpetual**

If the document is not to be effective upon filing by the Secretary of State, the delayed effective date is: ______

Article III

The address of the principal office in or out of the State of South Dakota where the company conducts its business:

Actual Street Address
18 GRANT STREET
PLYMOUTH, MA 02360

Mailing Address
18 GRANT STREET
PLYMOUTH, MA 02360

Article IV

SDCL 47-1A-202(4), 59-11-6

The South Dakota Registered Agent's Name:

South Dakota law permits the registered agent to be either (a) a noncommercial registered agent, (b) a commercial registered agent, or (c) an office holder.

(b) The South Dakota Commercial Registered Agent's name & CRA#

CRA: **SOUTH DAKOTA REGISTERED AGENTS LLC (0000013)**

Actual Street Address in this State
5300 NORMANS ROOST ROAD
RAPID CITY, SD 57702

Mailing Address in this State
PO BOX 8053
RAPID CITY, SD 57709

B0272-1059 06/24/2023 4:50PM Rec'd by SD SOS

Article V

The name and address of each incorporator (one or more persons - person includes an individual or entity)

Name	Address
William Frederick Tooley	**18 Grant St., Plymouth MA 02360.**

Article VI

The name and address of each director (one or more persons - person includes an individual or entity)

Name	Address
William Frederick Tooley	**18 Grant St., Plymouth MA 02360.**

Article VII

Beneficial Owners (optional): A beneficial owner is a person who has or in some manner controls an equity security. Please consult an attorney for legal advice if you have any questions concerning this entry. Any question under this heading is considered a request for legal advice and the secretary of state's office is, by statute, not permitted, to provide legal advice.

Name	Address
William Frederick Tooley	**18 Grant St., Plymouth MA 02360**

Signature/Authorization

This document must be executed by the chair of the board of directors, by its president, or by another of its officers. If directors have not been selected or the corporation has not been formed, an incorporator may execute the document.

No person may execute this report knowing it is false in any material respect. Any violation may be subject to a civil and/or criminal penalty (SDCL 47-1A-129; 22-39-36).

William Frederick Tooley	*William Frederick Tooley*	President	06/24/2023
PRINTED NAME	SIGNATURE	TITLE	DATED

State of South Dakota

Office of the Secretary of State

Certificate of Incorporation

Domestic Business Corporation

I, Monae L. Johnson, Secretary of State of the State of South Dakota, hereby certify that the ARTICLES OF INCORPORATION for

Enviro.Farm Systems Inc

BUSINESS ID# DB253467

with an effective date of: June 24, 2023, duly signed and verified, SDCL 47-1A-120, 129 & 202 has been received in this office and is found to conform to law.

ACCORDINGLY, and by virtue of the authority vested in me by law, I hereby issue this Certificate of Incorporation and attach hereto a duplicate of the ARTICLES OF INCORPORATION.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of South Dakota, in Pierre, the Capital City, this day, June 24, 2023.

Monae L. Johnson
Secretary of State

06/24/2023 4:50 PM

Secretary of State Office
500 E Capitol Ave
Pierre, SD 57501
(605)773-4845
corpinfo@state.sd.us

APPLICATION FOR AMENDED ARTICLES OF INCORPORATION

DOMESTIC BUSINESS CORPORATION

SDCL 47-1A-1006, 47-1A-120.2

FILING FEE: $60

Make check payable to SECRETARY OF STATE

The Business Corporation named below, adopts the following Amended Articles of Incorporation pursuant to SDCL 47-1A.

1. The Name and Business ID of the corporation is:

Enviro.Farm Systems Inc	DB253467
Name (Note: This must be the exact corporate name as registered.)	Business ID

2. Date the Articles of Incorporation have been amended on: June 24, 2023

3. The amendment to the Articles of Incorporation has been:

- [x] Adopted by the Incorporators or the Board of Directors and shareholder approval not required.
- [ ] Adopted by the shareholders as required by SDCL 47-1A and by the Articles of Incorporation.
- [ ] Recognized as necessary and is being filed pursuant to SDCL 47-1A-120.2.

4. The amendment to the Articles of Incorporation / or the information required by SDCL 47-1A-120.2 is:

Article II
500,000,000 Common Shares
The number of shares the corporation is authorized to issue: 50,000,000 preferred shares to be designated by the board of directors at a later date.

The application must be signed by an authorized officer of the corporation.

No person may execute this report knowing it is false in any material respect. Any violation may be subject to a civil and/or criminal penalty (SDCL 47-1A-129; 22-39-36).

Dated 01/15/2024

Email Info@enviro.Farm
(Optional)

Wm F Tooley
Signature of an authorized person

Wm F Tooley
Printed Name

Founder and President
Title

The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of South Dakota, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of South Dakota ("Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of such class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provision, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

South Dakota Secretary of State

Monae L. Johnson
Secretary of State

Thomas J. Deadrick
Deputy Secretary of State

Enviro.Farm Systems Inc
18 GRANT STREET
PLYMOUTH, MA 02360

January 23, 2024

Filing Acknowledgment

Please review the filing information below and notify our office immediately of any discrepancies.

Business ID : **DB253467**
Status: Good Standing
Filing Type: Business Corporation - Domestic
Amendment Type: Articles of Amendment
Filed Date: 01/22/2024 2:26 PM

Monae L. Johnson
Secretary of State
State of South Dakota

Field Name	Changed From	Changed To
Shares of Stock	15,000,000	500,000,000

State of South Dakota

Office of the Secretary of State

Certificate of Amendment

Domestic Business Corporation

I, Monae L. Johnson, Secretary of State of the State of South Dakota, hereby certify that the Application for Articles of Amendment to the Articles of Incorporation for

Enviro.Farm Systems Inc

BUSINESS ID# DB253467

with an effective date of: January 22, 2024, duly signed and verified, pursuant to the provisions of the South Dakota Corporation Acts, has been received in this office and is found to conform to law.

ACCORDINGLY, and by virtue of the authority vested in me by law, I hereby issue this Certificate of Amendment and attach hereto a duplicate of the Application for Articles of Amendment to the Articles of Incorporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of South Dakota, in Pierre, the Capital City, this day, January 22, 2024.

Monae L. Johnson

Monae L. Johnson
Secretary of State

01/23/2024 10:52 AM